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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     I, Simon Olswang, hereby severally constitute Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, Post-Effective Amendment No. 4 to Registration Statement on Form F-3 (No. 333-114344) filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in my name and behalf in my capacity as director to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


                                          /s/ SIMON OLSWANG

                                          --------------------------------------
                                          Simon Olswang
                                          Director
                                          Amdocs Limited


Date: January 27, 2005